Exhibit 99.1

BADGER RETAIL HOLDING, INC.

September 29, 2005

In connection with the willingness of Badger Retail Holding, Inc. ("Parent") and Badger Acquisition Corp. ("Acquisition Sub") to enter into a second amendment to the Agreement and Plan of Merger (as amended on September 9, 2005 and September 29, 2005, the "Merger Agreement") by and among Parent, Acquisition Sub and ShopKo Stores, Inc. (the "Company"), dated as of April 7, 2005, pursuant to which Acquisition Sub will merge with and into the Company and all of the outstanding shares of the Company shall be converted into the right to receive $25.50 in cash per share (the "Merger"), Parent and Acquisition Sub have requested that Levco Alternative Fund, Ltd., Purchase Associates L.P., Purchase Associates II, L.P., Alvarado Capital Partners, L.P., Levco GP, Inc., John A. Levin & Co., Inc. and BKF Capital Group, Inc. (collectively, the "Levco Shareholders") agree, and each of the Levco Shareholders have agreed, to enter into this voting agreement (the "Agreement") with respect to all of the Shares (hereinafter defined), pursuant to which the Levco Shareholders will undertake to take certain actions and do certain things in respect of the Merger in accordance with the terms and conditions set forth herein.  This Agreement is being made and created pursuant to Section 180.0731 of the Wisconsin Business Corporation Law.

The Merger is summarized in the Merger Agreement (and the schedules thereto) and capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

Each Levco Shareholder, severally and not jointly, represents and warrants to Parent and Acquisition Sub that as of August 1, 2005 and the date hereof such Levco Shareholder legally and/or beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) the shares of Company Common Stock as set forth opposite the name of such Levco Shareholder on Schedule A to this Agreement (such shares of Company Common Stock, together with any shares of Company Common Stock the voting power over which is acquired by any of the Levco Shareholders after the date of this Agreement, collectively the "Shares").  Each Levco Shareholder severally and not jointly represents and warrants that as of the date hereof it has voting power (either sole or shared with other Levco Shareholders) over the Shares set forth opposite its name on Schedule A, and has the sole or shared right of disposition over such Shares and the power to agree to all of the matters set forth in this Agreement.  Each Levco Shareholder severally and not jointly represents and warrants that as of the date hereof it (either alone or with other Levco Shareholders) has good title to the Shares set forth opposite its name on Schedule A, free and clear of any and all Liens.  Each Levco Shareholder severally and not jointly represents that as of the date hereof it has not appointed or granted any proxies or powers of attorney or attorney in fact with respect to the Shares, or deposited any of the Shares into a voting trust or entered into a voting agreement, understanding or arrangement with respect to the voting of any of the Shares, which is still effective.

Each Levco Shareholder covenants with Parent and Acquisition Sub that between the date of this Agreement and the earlier of: (a) the date of termination of the Merger Agreement in accordance with its terms, (b) the effectiveness of any amendment or modification to the Merger Agreement that reduces the consideration to be paid in the Merger for the conversion of Company Common Stock to less than $25.50 in cash per share, (c) the Effective Time of the Merger or (d) the close of business on November 1, 2005 (such earlier date being the "Expiry Date") such Levco Shareholder shall not (i) except as otherwise provided herein, grant any proxies or powers of attorney or attorney in fact, or deposit any of the Shares into a voting trust or enter into a voting agreement, understanding or arrangement with respect to the voting of any of the Shares, (ii) sell (including short sales), transfer, gift, assign, pledge, hypothecate, encumber, convert or otherwise dispose of any of the Shares or enter into any agreement, arrangement or understanding in connection therewith, or (iii) directly or indirectly through another Person, solicit, initiate or knowingly encourage, or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal by any Third Party.  This Agreement shall terminate at the Expiry Date.  The representations and warranties made herein shall terminate upon termination of this Agreement.  Notwithstanding the foregoing, any claims hereunder for breaches of representations, warranties and covenants arising prior to the Expiry Date shall survive the termination of this Agreement.

Pursuant to the above, each of the Levco Shareholders irrevocably undertakes, until the Expiry Date, to appear, either in person or by proxy, at any meeting of the Company shareholders and to vote (or cause to be voted) all of the Shares at any such meeting, and in any action by written consent of the Company shareholders (i) in favor of the approval, consent, ratification and adoption of the Merger Agreement (and any actions required in furtherance thereof), (ii) against any Company Alternative Transaction, and (iii) against any actions or agreements that would impede, frustrate, hinder, delay, prevent or nullify this Agreement or the Merger Agreement or the transactions contemplated thereunder.  Each Levco Shareholder shall not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement to vote or give instructions in a manner inconsistent this Agreement.

In furtherance and not in limitation of the foregoing, each Levco Shareholder hereby grants an irrevocable proxy, with effect until the Expiry Date, to Parent and hereby constitutes and appoints Parent, or any nominee of Parent, as it attorney-in-fact and proxy, with full power of substitution, for and in its name, place and stead, to vote (by written consent or otherwise) the Shares which such Levco Shareholder is entitled to vote at any meeting of the shareholders of the Company, on the matters and in the manner set forth in the previous paragraph.  Each Levco Shareholder hereby confirms that this proxy is being given in connection with the execution of the second amendment to the Merger Agreement and intends THIS PROXY TO BE IRREVOCABLE AND COUPLED WITH AN INTEREST.  Each Levco Shareholder hereby revokes all previous proxies and powers of attorney granted with respect to the Shares that relate to the approval of the Merger, and no subsequent proxy or power of attorney shall be given by such Levco Stockholder that relates to the approval of the Merger.

Each of the Levco Shareholders agrees to promptly take all reasonably necessary and appropriate actions to withdraw the Preliminary Proxy Statement, dated August 24, 2005 (as amended), filed with the Securities and Exchange Commission by the Levco Shareholders and certain other Persons.

Each of the Levco Shareholders agrees to details of this Agreement being set out in any proxy solicitation materials produced by the Company in connection with the Merger and to this Agreement being available for inspection to the extent required by Law.  Each of the Levco Shareholders further agrees that in all public comments made by them (including in response to any media inquiries) with respect to the Merger they will voice their support for the Merger.

Each of the Levco Shareholders hereby severally and not jointly represents and warrants to Parent and Acquisition Sub that: such Levco Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement; this Agreement has been duly and validly executed and delivered by such Levco Shareholder and, assuming due execution and delivery by each of the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of such Levco Shareholder enforceable against such Levco Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights, and to general equitable principles; and the execution and delivery of this Agreement by such Levco Shareholder does not, and the performance of this Agreement by such Levco Shareholder will not, (i) conflict with or violate the certificate of incorporation, limited partnership agreement or equivalent organizational documents, as the case may be, of such Levco Shareholder, (ii) conflict with or violate any applicable Law by which any property or asset of such Levco Shareholder is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares (other than pursuant to this Agreement) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of such Levco Shareholder (including any trust agreement, voting agreement, stockholders agreement or voting trust), except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such Levco Shareholder of its obligations under this Agreement.

Each of Parent and Acquisition Sub hereby jointly and severally represents and warrants to the Levco Shareholders that: each of Parent and Acquisition Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement; this Agreement has been duly and validly executed and delivered by Parent and Acquisition Sub and, assuming due execution and delivery by each of the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of Parent and Acquisition Sub enforceable against Parent and Acquisition Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights, and to general equitable principles; and the execution and delivery of this Agreement by Parent and Acquisition Sub does not, and the performance of this Agreement by Parent and Acquisition Sub will not, (i) conflict with or violate the certificate of incorporation or equivalent organizational documents, as the case may be, of Parent or Acquisition Sub, (ii) conflict with or violate any applicable Law by which any properties or assets of Parent or Acquisition Sub are bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of Parent or Acquisition Sub (including any trust agreement, voting agreement, stockholders agreement or voting trust), except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by Parent or Acquisition Sub of its obligations under this Agreement.

This Agreement is governed by the laws of the State of Wisconsin.  Each party submits to the exclusive jurisdiction of the courts of competent jurisdiction in the State of Wisconsin in respect of any action or proceeding relating to this Agreement.  The parties shall not raise any objection to the venue of any proceedings in any such court, including the objection that the proceedings have been brought in an inconvenient forum.

The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof in addition to any other remedies at Law or in equity.

This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person or entity who or which is not a party hereto, nor shall it confer upon any other Person any rights or remedies hereunder.

This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

This Agreement may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been agreed and accepted this 29th day of September, 2005.

BADGER RETAIL HOLDING, INC.

By: /s/ Michael S. Israel

Name:  Michael S. Israel

Title:    Secretary and Treasurer

BADGER ACQUISITION CORP.

By: /s/ Michael S. Israel

Name:  Michael S. Israel

Title:    Secretary and Treasurer

LEVCO ALTERNATIVE FUND, LTD.

By:

John A. Levin & Co., Inc., its investment adviser

By: /s/ Norris Nissim

Name:  Norris Nissim

Title:    Vice President and General Counsel

PURCHASE ASSOCIATES L.P.

By:

Levco GP, Inc., its managing general partner

By: /s/ Norris Nissim

Name: Norris Nissim

Title:   Vice President and General Counsel

PURCHASE ASSOCIATES II, L.P.

By:

Levco GP, Inc., its managing general partner

By: /s/ Norris Nissim

Name:  Norris Nissim

Title:    Vice President and General Counsel

ALVARADO CAPITAL PARTNERS, L.P.

By:

Levco GP, Inc., its managing general partner

By: /s/ Norris Nissim

Name:  Norris Nissim

Title:    Vice President and General Counsel

JOHN A. LEVIN & CO., INC.

By: /s/ Norris Nissim

Name:  Norris Nissim

Title:    Vice President and General Counsel

LEVCO GP, INC.

By: /s/ Norris Nissim

Name:  Norris Nissim

Title:    Vice President and General Counsel

BKF CAPITAL GROUP, INC.

By: /s/ Norris Nissim

Name:  Norris Nissim

Title:    Vice President and General Counsel

SCHEDULE A

SHARES

Levco Shareholder:	Number of Shares:
Levco Alternative Fund, Ltd.	1,521,800
Purchase Associates L.P.	93,400
Purchase Associates II, L.P.	129,000
Alvarado Capital Partners, L.P.	12,000
Levco GP, Inc.	234,400
John A. Levin & Co., Inc.	1,818,400
BKF Capital Group, Inc.	1,818,400